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[SBG LOGO]  Security Benefit Life
            Insurance Company
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            A Member of The Security                   700 SW Harrison St.
            Benefit Group of Companies                 Topeka, Kansas 66636-0001
                                                       (785) 431-3000


INSURANCE AGENCY                              BROKER/DEALER
Scarborough Alliance Corporation              Scarborough Securities Corporation
One Bridge Street                             One Bridge Street
Irvington, NY 10533                           Irvington, NY 10533


                             DISTRIBUTION AGREEMENT


Effective Date:  July 1, 1999

 1. This Agreement is made among Security Benefit Life Insurance Company, of Topeka, Kansas, and its affiliated company, Security Distributors, Inc., hereinafter jointly called "SBL," ("Broker/Dealer") and Scarborough Alliance Corporation ("Insurance Agency"). SBL hereby authorizes Broker/Dealer and those persons associated with Insurance Agency who are registered representatives of Broker/Dealer and licensed agents of SBL to solicit and service participations in the Scarborough Advantage Variable
     Annuity issued under Security Benefit Life Insurance Company's Variable Annuity Account XI, which has been registered as a security under the Securities Act of 1933, with Security Distributors, Inc. (a member of the National Association of Securities Dealers, Inc.) having been designated Principal Underwriter thereof. Said variable annuity contract is referred to herein as the "Annuity Contract." SBL hereby agrees to approve and appoint Insurance Agency, either directly or through an affiliate of SBL, to solicit sales of participations in the Annuity Contract in all states in which such solicitations are to be undertaken.

 2. Insurance Agency is hereby authorized to solicit, and to recommend for appointment subagents (referred to herein as Agents) to solicit sales of participations in the Annuity Contract and to service the business.
     Insurance Agency may organize, train, and maintain an agency force; however, SBL may at its option, refuse to contract with any proposed Agent and may at any time terminate any Agreement with any Agent.

     Insurance Agency agrees to abide by the terms and conditions of this Agreement and any sales manuals and/or rules and practices of SBL and agrees that its Agents will not (i) solicit or submit participation enrollment forms, (ii) receive any compensation based on transactions in securities or the provision of securities advice, or (iii) engage in any other securities activities, unless such Agents are properly licensed under applicable insurance laws and are "associated persons" of the Broker/Dealer within the meaning of "associated person of a broker or dealer," as that term is used in Section 3(a)(18) of the Securities Exchange Act of 1934. Insurance Agency agrees to abide by all applicable local, state and federal laws and regulations in conducting business under this Agreement. Insurance Agency undertakes and agrees to hold SBL harmless against any loss of whatever kind or nature arising out of any claim made by any of said agents for compensation.

     Insurance Agency shall endeavor to promote SBL's interests and those mutual interests of Insurance Agency and SBL as contemplated by this Agreement and shall at all times conduct itself, and see that those Agents assigned to or appointed by Insurance Agency or its employees conduct themselves, so as not to adversely affect the business reputation or good standing of either Insurance Agency or SBL.

     Insurance Agency shall be responsible to SBL for the acts of the Agents assigned to or appointed by Insurance Agency or its employees and shall indemnify and hold harmless from any and all expenses, costs, causes of actions, and/or damages resulting from or arising out of any unauthorized act by Insurance Agency or any of its Agents or employees.

     SBL shall be responsible to Insurance Agency for the acts of SBL's employees and agents and shall indemnify and hold harmless Insurance Agency from any and all expenses, costs, causes of action, and/or damages resulting from or arising out of any unauthorized act by SBL or any of its agents or employees.

 3. Broker/Dealer hereby accepts authorization to solicit and service participations in the Annuity Contract and confirms that Broker/Dealer is properly licensed to solicit and service such participations for SBL and is a member in good standing of the National Association of Securities Dealers, Inc., hereinafter called "NASD," and further agrees to notify SBL if it ceases to be a member of NASD.

 4. Broker/Dealer shall have the authority to recruit, train and supervise registered representatives for the sale of participations in the Annuity
     Contract. Such training and supervision shall be conducted by the Broker/Dealer in accordance with the Securities Exchange Act of 1934, the NASD's Conduct Rules and other applicable law. SBL reserves the right to require termination of any registered representative's right to sell participations in the Annuity Contract. Broker/Dealer shall be responsible for any registered representative appointed hereunder complying with the terms, conditions and limitations as set forth in this Agreement.

 5. Compensation under this Agreement will be as set forth in the Master Agreement among SBL, Broker/Dealer and the Trustees of the Master Trust of the IBEW Local Unions Savings and Retirement Plan and Trust and is in full consideration of all services rendered and expenses incurred hereunder by the Insurance Agency and Broker/Dealer or their representatives. Insurance Agency and Broker/Dealer are not authorized to deduct commissions prior to forwarding any remittance received to SBL. All checks or drafts received by the Insurance Agency or Broker/Dealer in regards to any participations in the Annuity Contract shall be made payable to Security Benefit Life Insurance Company. All compensation payable hereunder shall be subject to a first lien and may be reduced or set off as to any indebtedness owed by the Insurance Agency or Broker/Dealer to SBL.

 6. Insurance Agency and Broker/Dealer agree to be bound by the terms, conditions and limitations set forth in this Agreement and the rules and practices of SBL that are now and hereafter in force. Broker/Dealer agrees not to solicit or submit participation enrollment forms to SBL unless it and its registered representatives are properly licensed, and further agrees that it will conform to all applicable state, federal and local laws and regulations in conducting business under this Agreement. Both SBL and Broker/Dealer hereby agree to abide by the applicable Conduct Rules of the NASD which Rules are incorporated herein as if set forth in full. The signing of this Agreement and the purchase of variable products pursuant hereto is a representation to SBL that Broker/Dealer is a properly registered Broker/Dealer under the Securities Exchange Act of 1934.

 7. Neither the Insurance Agency, Broker/Dealer nor their representatives are authorized to make any representations concerning the Annuity Contract or participations therein, the Annuity Contract's sponsor (SBL), the principal underwriter (Security Distributors, Inc.) or the underlying mutual funds except those contained in the applicable current prospectuses and in the printed information furnished or approved in writing by SBL. Insurance Agency and Broker/Dealer agree not to use any other advertising or sales material relating to the variable products unless specifically approved in writing by SBL.

 8.  Insurance Agency and Broker/Dealer are not authorized and have no authority
     (a) to make, alter or discharge any contract for or on behalf of SBL, (b) endorse any check or draft payable to SBL, (c) to accept any Annuity Contract consideration after the initial remittance, or (d) to waive or modify any prospectus, contract, policy or application provision, condition or obligation.

 9.  This   Agreement   shall  not  create  or  be   construed  as  creating  an
     Employer-Employee or Master-Servant relationship between Insurance Agency and SBL or Broker/Dealer and SBL.

10. Insurance Agency agrees to keep accurate records on all business written and moneys received under this Agreement. Such records may be examined by SBL or its representatives at any reasonable time.

11. Insurance Agency and Broker/Dealer agree to be responsible for any county or municipal occupational or privilege fee, tax or license which may be required of Insurance Agency, Broker/Dealer or its representatives as a result of business submitted under this Agreement.

12. Broker/Dealer will maintain books and records relating to the sale of participations in the Annuity Contract and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of
     Section 17(a) of the Securities Exchange Act of 1934 and the rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by the supervisory personnel of Broker/Dealer, the Securities and Exchange Commission, the NASD, and other appropriate regulatory authorities.

13. The receipt of compensation hereunder will be reflected in the quarterly FOCUS reports filed by the Broker/Dealer and in its fee assessment reports filed with the NASD.

14. A designated principal of Broker/Dealer will approve all advertisements and sales literature.

15. All premiums derived from the sale of participations in the Annuity Contract will be sent directly to SBL, or will be sent by customers to the Broker/Dealer for forwarding to SBL. The Insurance Agency will not receive, accumulate or maintain custody of customer funds.

16. Neither this Agreement nor the compensation payable hereunder shall be assigned or pledged without the written consent of SBL. SBL reserves the right to reject any assignment or pledge.

17. No consent or change in this Agreement shall be binding upon SBL unless in writing and signed by the president, a vice president, secretary or an assistant secretary of SBL. Any failure of SBL to insist upon strict compliance with the provisions of this Agreement shall not constitute or be construed as a waiver thereof.

18. SBL shall have the right to decline or modify any participation enrollment form or to refund any Annuity Contract consideration or any portion thereof. All participation enrollment forms for the Annuity Contract are subject to acceptance by SBL and become effective only upon confirmation by SBL.

19. Participations in the Annuity Contract will be offered to the public at the price as outlined in the Annuity Contract's current prospectus. All cash surrenders require the written request and consent of the participant and such surrenders will conform to the provisions set forth in the applicable contract or policy.

20. SBL has been and is designated Administrative Agent of Security Distributors, Inc. to perform duties, including recordkeeping and payment of commissions, necessary under this Agreement in connection with the solicitation, sales and servicing of the Annuity Contract sold and solicited hereunder.

21. In the event (i) Broker/Dealer ceases to be a member in good standing of the NASD; (ii) Insurance Agency's license is revoked, terminated or not renewed; or (iii) Insurance Agency or Broker/Dealer files or, has filed on its behalf a petition for bankruptcy, this Agreement shall terminate automatically without notice. After termination Insurance Agency and Broker/Dealer upon request, shall without delay pay in full any indebtedness owed to SBL and return all SBL property to SBL's Home Office.

22. Insurance Agency and Broker/Dealer agree to hold harmless and indemnify SBL against any and all claims, liabilities and expenses which SBL may incur from liabilities arising out of or based upon any alleged untrue or untrue statement by Insurance Agency or Broker/Dealer, or their respective officers, directors, employees or Agents other than statements contained in or based upon the registration statement, prospectus or approved sales materials of the Annuity Contract. SBL agrees to hold harmless and indemnify Insurance Agency and Broker/Dealer against any and all claims, liabilities and expenses which Insurance Agency or Broker/Dealer may incur from liabilities arising out of, or based upon, any alleged untrue or untrue statement contained in, or based upon, the registration statement, prospectus or approved sales materials of the Annuity Contract; provided that SBL shall not be liable to the extent that such liability arises out of, or is based upon, an alleged untrue or untrue statement that was made in reliance upon information furnished in writing by Insurance Agency or Broker/Dealer specifically for use in such registration statement, prospectus or sales materials of the Annuity Contract.

23. If it should appear that any term of this contract is in conflict with any applicable rule of law, statute, or regulation, then any such term shall be deemed inoperative and null and void insofar as it may be in conflict therewith and shall be deemed modified to conform to such rule of law, statute, or regulation. The existence of any such apparent conflict shall not invalidate the remaining provisions of this contract.

24. This Agreement may be executed in one or more counterparts, together which shall be deemed a complete original.

25. This Agreement is effective as of the Effective Date set forth above.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date set forth above.


SECURITY DISTRIBUTORS, INC.               BROKER/DEALER:


By :    RICHARD K RYAN                    By:
        ----------------------------           ---------------------------------
Name:   Richard K Ryan                             (Signature of Principal)
Title:  President

                                          --------------------------------------
                                              (Name and Title of Principal)


SECURITY BENEFIT LIFE INSURANCE           INSURANCE AGENCY:


By:     RICHARD K RYAN                    By:
        ----------------------------           ---------------------------------
Name:   Richard K Ryan                                    (Signature)
Title:  Senior Vice President

                                          --------------------------------------
                                                     (Name and Title)